                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 15, 1996



                          CALIFORNIA PRO SPORTS, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    DELAWARE                       0-25114                 84-12117733
    --------                       -------                 -----------
 (STATE OR OTHER                 (COMMISSION             (I.R.S. EMPLOYER
  JURISDICTION                    FILE NUMBER)           IDENTIFICATION NO.)
  OF INCORPORATION)




                              8102 WHITE HORSE ROAD
                                  GREENVILLE, SC           29611
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (864) 294-5370



                                NOT APPLICABLE
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     1. Audited financial statements for the companies acquired by USA Skate Corporation (which include U S A Skate Co., Inc.,
          Les Equipements Sportifs Davtec Inc., and 811300 Ontario Inc.
          D/B/A McMartin Hockey Protection) for the years ended December 31, 1994 and 1995 and unaudited financial statements of these companies for the three months ended March 31, 1995 and 1996.

(b)  PRO-FORMA FINANCIAL INFORMATION.

     1. Unaudited condensed pro forma consolidated financial statements for the year ended December 31, 1995 and the three months ended March 31, 1996 for the Registrant and its subsidiaries.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CALIFORNIA PRO SPORTS, INC.



Date: July 29, 1996                    By  /s/ Barry S. Hollander
                                           -----------------------------------
                                           Chief Financial Officer

     THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 COMBINED FINANCIAL STATEMENTS

             YEARS ENDED DECEMBER 31, 1994 AND 1995
   AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

      THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

             YEARS ENDED DECEMBER 31, 1994 AND 1995
    AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)


                 INDEX TO FINANCIAL STATEMENTS


                                                             Page
                                                             ----
Independent auditors' report                                    1

Combined financial statements:

  Balance sheets                                                2

  Statements of operations                                      3

  Statements of shareholders' equity                            4

  Statements of cash flows                                    5-6

  Notes to combined financial statements                     7-22

                     INDEPENDENT AUDITORS' REPORT

Board of Directors
USA Skate Corporation

We have audited the accompanying combined balance sheet of the Companies Being Acquired by USA Skate Corporation (the "Companies", Note 1) as of December 31, 1995, and the related combined statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined financial statements have been prepared for inclusion in Form 8-K being filed by California Pro Sports, Inc. to comply with the rules and regulations of the Securities and Exchange Commission in reporting its acquisition effective April 30, 1996 of a majority ownership interest in the Companies. However, the combined financial statements are not necessarily indicative of the financial position or results of operations that would have been attained had the Companies actually been operating as a combined entity during the periods being presented.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 1995, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

GELFOND HOCHSTADT PANGBURN & CO.


Denver, Colorado
May 17, 1996

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                      COMBINED BALANCE SHEETS


                                                 December 31,   March 31,
                                                    1995          1996
                                                 -----------   -----------
ASSETS                                                         (Unaudited)

Current assets:
 Cash and cash equivalents                       $   607,992   $   541,276
 Accounts receivable, less allowance
  for doubtful accounts (1995, 749,000; 1996,
  $721,000, Notes 6, 7 and 20)                     3,243,214     1,955,875
 Receivables from related parties (Note 11)           80,792        55,646
 Inventories (Notes 4, 7 and 20)                   5,100,677     5,911,349
 Refundable income taxes                             159,307       158,619
 Prepaid expenses                                     51,041        77,616
                                                 -----------   -----------
        Total current assets                       9,243,023     8,700,381
                                                 -----------   -----------
Property and equipment, net of accumulated
 depreciation (Notes 5, 7 and 20)                  1,153,908     1,241,539
Intangible assets and other, net of accumulated
 amortization (Note 2)                               482,197       469,733
                                                 -----------   -----------
                                                   1,636,105     1,711,272
                                                 -----------   -----------
                                                 $10,879,128   $10,411,653
                                                 -----------   -----------
                                                 -----------   -----------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt (Note 10)     $   311,477   $   267,911
 Notes payable:
   Bank (Notes 7 and 20)                           5,263,268     5,043,387
   Other (Note 8)                                    496,172       496,172
 Accounts payable and accrued expenses (Note 9)      904,076       859,620
 Income taxes payable                                465,537       389,294
 Interest payable to related parties (Note 8)         26,700        32,400
                                                 -----------   -----------
        Total current liabilities                  7,467,230     7,088,784
                                                 -----------   -----------

Long-term debt, net of current portion (Note 10)     344,134       333,433
Notes payable, related parties (Note 8)              373,750       343,750
                                                 -----------   -----------
                                                     717,884       677,183
                                                 -----------   -----------
Commitments and contingencies (Notes 2, 3, 12,
 13, 18 and 20)

Shareholders' equity (Notes 7, 17, 19 and 20):
 Common stock                                             18            18
 Capital in excess of par                             20,884        20,884
 Retained earnings                                 2,877,756     2,894,171
 Cumulative foreign currency
  translation adjustment                            (204,644)     (269,387)
                                                 -----------   -----------
        Total shareholders' equity                 2,694,014     2,645,686
                                                 -----------   -----------
                                                 $10,879,128   $10,411,653
                                                 -----------   -----------
                                                 -----------   -----------

            See notes to combined financial statements.

      THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

              COMBINED STATEMENTS OF OPERATIONS


                                                                     Three months ended
                                   Year ended     Year ended              March 31,
                                   December 31,   December 31,   --------------------------
                                       1994          1995           1995           1996
                                   ------------   ------------   -----------    -----------
                                                                 (Unaudited)    (Unaudited)
Net sales                          $16,593,510    $14,299,937    $ 1,816,675    $2,021,660
Cost of sales                       11,072,804      9,260,081      1,054,210     1,278,461
                                   -----------     ----------    -----------    ----------

   Gross profit                      5,520,706      5,039,856        762,465       743,199
                                   -----------     ----------    -----------    ----------

Operating expenses:
 Sales and marketing expenses        1,737,623      1,403,135        245,297       234,530
 General and administrative
  expenses                           2,092,438      1,718,053        358,924       303,196
 License fees, related party
  (Note 3)                             101,289        157,126         24,160        19,556
 Rent expense, related party
  (Note 12)                             82,847        116,611         26,817        38,750
                                   -----------     ----------    -----------    ----------

                                     4,014,197      3,394,925        655,198       596,032
                                   -----------     ----------    -----------    ----------

Income from operations               1,506,509      1,644,931        107,267       147,167
                                   -----------     ----------    -----------    ----------

Other charges (credits):
  Interest expense:
    Related parties (Note 8)            10,270         30,100          7,149         7,110
    Others                             623,052        771,223        176,006       111,251
  Interest income, related party
   (Note 11)                            (8,943)       (39,410)        (8,516)      (10,998)
  Foreign currency loss (gain)          26,117        106,395        (13,579)       14,108
  Rental income and other              (99,390)       (18,272)       (21,752)       (3,719)
                                   -----------     ----------    -----------    ----------

                                       551,106        850,036        139,308       117,752
                                   -----------     ----------    -----------    ----------

Income (loss) before income
  taxes                                955,403        794,895        (32,041)       29,415

Income tax expense (benefit)
 (Note 14)                             495,000        422,000        (17,000)       13,000
                                   -----------     ----------    -----------    ----------

Net income (loss)                  $   460,403     $  372,895    $   (15,041)   $   16,415
                                   -----------     ----------    -----------    ----------
                                   -----------     ----------    -----------    ----------

               See notes to combined financial statements.                  3

          THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

          COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY (NOTE 1)

                YEARS ENDED DECEMBER 31, 1994 AND 1995
       AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)


                                                                               Foreign
                                 Common stock                                  currency
                               ----------------   Capital in     Retained     translation
                               Shares    Amount  excess of par   earnings     adjustment        Total
                               ------    ------  -------------  ----------    -----------    ----------
Balances, January 1, 1994,
 as previously reported          200       $18      $20,884     $1,895,105     $ (73,696)    $1,842,311

Prior year adjustments
 (Note 17)                                                           6,340                        6,340
                                 ---       ---      -------     ----------     ---------     ----------

Balances, January 1, 1994,
 as restated                     200        18       20,884      1,901,445       (73,696)     1,848,651

Foreign currency
 translation adjustment                                                         (158,480)      (158,480)

Net income, as restated                                            460,403                      460,403
                                 ---       ---      -------     ----------     ---------     ----------

Balances,
 December 31, 1994               200        18       20,884      2,361,848      (232,176)     2,150,574

Net income                                                         372,895                      372,895

Foreign currency
 translation adjustment                                                           27,532         27,532

Adjustment for
 combination of company
 with different fiscal
 year end (Note 1)                                                 143,013                      143,013
                                 ---       ---      -------     ----------     ---------     ----------

Balances,
 December 31, 1995               200        18       20,884      2,877,756      (204,644)     2,694,014

Net income (unaudited)                                              16,415                       16,415

Foreign currency translation
 adjustment (unaudited)                                                          (64,743)       (64,743)
                                 ---       ---      -------     ----------     ---------     ----------

Balances, March 31, 1996
 (unaudited)                     200       $18      $20,884     $2,894,171     $(269,387)    $2,645,686
                                 ---       ---      -------     ----------     ---------     ----------
                                 ---       ---      -------     ----------     ---------     ----------



               See notes to combined financial statements.                  4

            THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                      COMBINED STATEMENTS OF CASH FLOWS

                                                                               Three months ended
                                            Year ended     Year ended                March 31,
                                            December 31,   December 31,    ---------------------------
                                               1994           1995            1995            1996
                                           ------------    -----------     -----------     -----------
                                                                           (Unaudited)     (Unaudited)
Cash flows from  operating activities:
 Net income (loss)                         $    460,403    $   372,895     $   (15,041)    $    16,415
                                           ------------    -----------     -----------     -----------
 Adjustments to reconcile net income
   (loss) to net cash (used in) provided
   by operating  activities:
  Depreciation and amortization                  59,567         94,490          30,021          17,380
  Provision for losses on accounts
   receivable                                   213,242        202,458          38,000          28,000
  Foreign currency loss (gain)                   26,117        106,395         (13,579)         14,108
  Decrease (increase) in assets:
    Accounts receivable                      (1,267,563)     1,332,665       1,915,053       1,280,036
    Receivables from related parties           (270,705)       (28,538)        (49,775)         23,395
    Inventories                                 184,546       (659,594)     (1,650,934)       (803,171)
    Refundable income taxes                    (214,833)      (161,087)       (223,168)           (505)
    Prepaid expenses and other assets          (275,980)       213,280         153,710         (26,131)
  Increase (decrease) in liabilities:
    Accounts payable and accrued
     expenses                                  (752,989)      (214,810)        240,642         (94,439)
    Income taxes payable                        124,721         58,788         (32,056)       (103,079)
    Interest payable to related parties          10,004         16,696                           5,700
                                           ------------    -----------     -----------     -----------
        Total adjustments                    (2,163,873)       960,743         407,914         341,294
                                           ------------    -----------     -----------     -----------
Net cash (used in) provided by
 operating activities                        (1,703,470)     1,333,638         392,873         357,709
                                           ------------    -----------     -----------     -----------
Cash flows from investing activities:
  Capital expenditures                         (140,352)      (220,794)        (15,173)        (82,802)
Payments for acquisition of subsidiary
 interests                                   (1,395,752)
                                           ------------    -----------     -----------     -----------
Net cash used in investing activities        (1,536,104)      (220,794)        (15,173)        (82,802)
                                           ------------    -----------     -----------     -----------
Cash flows from financing activities:
  Proceeds from notes payable and
   long-term debt                             3,466,452        227,375          64,191          36,829
  Repayment of notes payable and
   long-term debt                              (354,387)    (1,185,327)       (732,875)       (367,958)
                                           ------------    -----------     -----------     -----------
Net cash provided by (used in)
 financing activities                         3,112,065       (957,952)       (668,684)       (331,129)
                                           ------------    -----------     -----------     -----------



                                 (Continued)                             5

            THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                                                                               Three months ended
                                            Year ended     Year ended                March 31,
                                            December 31,   December 31,    ---------------------------
                                               1994           1995            1995            1996
                                           ------------    -----------     -----------     -----------
                                                                           (Unaudited)     (Unaudited)
Effect of exchange rate changes on
 cash and cash equivalents                       27,591        (67,570)            207         (10,494)
                                           ------------    -----------     -----------     -----------
Net (decrease) increase in cash and
 cash equivalents                               (99,918)        87,322        (290,777)        (66,716)

Cash and cash equivalents, beginning            620,588        520,670         520,670         607,992
                                           ------------    -----------     -----------     -----------
Cash and cash equivalents, ending          $    520,670    $   607,992     $   229,893     $   541,276
                                           ------------    -----------     -----------     -----------
                                           ------------    -----------     -----------     -----------

Supplemental disclosure of cash
 flow information:
  Cash paid for interest                   $    654,564    $   747,648     $   153,899     $   126,102
                                           ------------    -----------     -----------     -----------
                                           ------------    -----------     -----------     -----------

  Cash paid for income taxes               $    576,518    $   410,578     $    26,575     $    89,243
                                           ------------    -----------     -----------     -----------
                                           ------------    -----------     -----------     -----------



                 See notes to combined financial statements.

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 NOTES TO COMBINED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)


 1. Basis of presentation, business and summary of significant accounting policies:

     Basis of presentation:

     The accompanying combined financial statements include the combined results of operations, changes in shareholders' equity and cash flows of USA Skate Co., Inc. ("USA Skate"), Les Equipements Sportifs Davtec Inc. ("Davtec"), and 811300 Ontario Inc. (d/b/a McMartin Hockey Protection) ("McMartin") for the years ended December 31, 1994 and 1995 and the three months ended
     March 31, 1995 and 1996, and the combined financial position of USA Skate, Davtec and McMartin as of December 31, 1995 and March 31, 1996. USA
     Skate, Davtec and McMartin are collectively referred to as the "Companies". The significant subsidiaries of USA Skate are Davtec, acquired by USA Skate in 1994, and McMartin, acquired by Davtec in March 1996. All material intercompany accounts and transactions have been eliminated in combination. Effective April 30, 1996, USA Skate and its subsidiaries were acquired by USA Skate Corporation pursuant to the terms of a stock purchase agreement (the "Purchase Agreement"). USA Skate Corporation is a majority owned subsidiary of California Pro Sports, Inc.

     Subsequent to USA Skate's acquisition of Davtec (Note 2), the year end of Davtec was changed from March 31 to December 31 to conform with the year end of USA Skate. This change took effect during the year ended December 31, 1995. Accordingly, Davtec's 1995 statement of operations has been recast to provide a full twelve months of operations from January 1, 1995 to December 31, 1995. For the year ended December 31, 1994, Davtec is combined on the basis of its March 31, 1995 fiscal year. The results of operations of Davtec for the three months ended March 31, 1995, which resulted in a net loss of $143,013, have been adjusted for in the combined statements of shareholders' equity. For the years ended December 31, 1994 and 1995, McMartin is combined on the basis of its January 31, 1995 and 1996 fiscal years, respectively.

     Business of the Companies:

     The Companies market and distribute ice and street/roller hockey skates, related gear and accessories under the Victoriaville and Vic brands to retail sporting goods stores principally in North America. Davtec manufactures hockey sticks, pants and gloves for USA Skate and is the Canadian distributor for all of the hockey-related Victoriaville and Vic product lines. Davtec also manufactures the Hespeler premium brand of hockey equipment for the Canadian market. McMartin manufactures hockey protective equipment, primarily for USA Skate and Davtec.

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

 1. Basis of presentation, business and summary of significant accounting policies (continued):

     Unaudited financial statements:

     The combined balance sheet as of March 31, 1996, the combined statements of operations and cash flows for the three months ended March 31, 1995 and 1996, and the combined statements of shareholders equity for the three months ended March 31, 1996 have been prepared by the Companies without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all such periods have been made. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the operating results for the full year.

     Use of estimates in financial statement preparation:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Foreign currency translation:

     The balance sheet accounts of Davtec and McMartin are translated from Canadian dollars to U.S. dollars at the rates of exchange at the balance sheet date. The resultant translation adjustments are included in a cumulative foreign currency translation adjustment, a separate component of shareholders' equity. Income and expense accounts are translated at average rates of exchange during the periods. Gains and losses from foreign currency transactions are included in net earnings.

     Cash and cash equivalents:

     Cash and cash equivalents include all cash balances and highly liquid money market accounts with original maturities of three months or less.

     Inventories:

     Inventories are stated at the lower of cost (first-in first-out method) or market.

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

 1. Basis of presentation, business and summary of significant accounting policies (continued):

     Property, equipment, and depreciation:

     Property and equipment are stated at cost. Depreciation is provided by use of accelerated and straight-line methods over the estimated useful lives of the related assets as follows: building and improvements, 20 years; machinery, equipment, office equipment and furniture, 5 to 10 years.

     Intangible and other assets:

     Intangible and other assets primarily consist of goodwill, arising from the acquisition of Davtec (Note 2). Goodwill is being amortized on the straight-line method over 25 years.

     At each balance sheet date, management assesses whether there has been an impairment in the carrying value of intangible assets, primarily by comparing current and projected sales, operating income, and annual cash flows on an undiscounted basis, with the assets' carrying value. Based on its review, the Companies do not believe that an impairment of intangible assets exists. Intangible and other assets consist of:

                                              December 31,        March 31,
                                                 1995               1996
                                              ------------       -----------
                                                                 (Unaudited)
           Goodwill                             $504,694           $504,694
           Other assets                            6,188
                                                --------           --------

                                                 510,882            504,694
           Less accumulated amortization          28,685             34,961
                                                --------           --------
                                                $482,197           $469,733
                                                --------           --------
                                                --------           --------

     Product warranty:

     The manufacturing Companies provide a product warranty covering defects in workmanship and materials for a period of one month from the date of purchase.

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

 1. Basis of presentation, business and summary of significant accounting policies (continued):

     Income taxes:

     Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates will be recognized in operations in the period of the enactment date.

     All U.S. federal and state income taxes and foreign taxes are provided currently on the undistributed earnings of foreign subsidiaries, giving recognition to current tax rates and applicable foreign tax credits. Canadian investment tax credits for Davtec are deferred and included in income as a reduction of depreciation expense over the estimated useful lives of the assets that gave rise to the credits.

     Recently issued accounting standards:

     Management does not believe that any recently issued accounting standards will have a material impact on the Companies' combined financial position or results of operations.

 2.  Acquisition of Davtec and McMartin:

     In 1987, Davtec was formed by USA Skate and unrelated third parties, with USA Skate owning one-third of the outstanding common stock. In August 1994, USA Skate, through its non-operating subsidiaries, acquired another one-third interest, and in December 1994 acquired the remaining interest in Davtec for a total of approximately $1,396,000 in cash. The acquisition transactions have been accounted for under the purchase method of accounting. USA Skate's total investment in Davtec, of approximately $1,777,000, was allocated to the estimated fair value of the assets acquired and liabilities assumed resulting in approximately $505,000 of goodwill, which is being amortized on the straight line method over 25 years.

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

 2.  Acquisition of Davtec and McMartin (continued):

     In March 1996, Davtec acquired all of the issued and outstanding common stock of McMartin for approximately $330,000 in cash and two non-interest bearing secured promissory notes of approximately $266,000. One of the promissory notes for $182,000 is due in annual installments equal to 7% of McMartin's gross sales, with the unpaid balance due February 2002. The second promissory note is due in 1996. The acquisition was accounted for under the purchase method of accounting, and the total purchase price of approximately $596,000 was allocated to the fair value of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of approximately $182,000 was allocated to goodwill and is being amortized on the straight line method over 25 years.

 3.  License agreements:

     Victoriaville and Vic trademark licenses:

     In 1984 and 1987, USA Skate and Davtec entered into trademark license distribution agreements with a third party, which granted USA Skate and Davtec exclusive worldwide rights to the Victoriaville and Vic trademarks in return for license fees based on certain percentages of sales of the related products.

     In September 1994, these agreements were terminated, and the controlling shareholder of USA Skate acquired the Victoriaville and Vic trademark licenses. In connection with this transaction, USA Skate paid approximately $500,000 of previously unpaid royalty fees to a third party, due under the 1984 agreements. In addition, USA Skate advanced approximately $447,000 to the controlling shareholder of USA Skate (Note 11), for which the controlling shareholder has allowed USA Skate to continue to use the trademarks. Davtec entered into an agreement with the controlling shareholder for the exclusive Canadian trademark rights in return for license fees based on 2% of Davtec's related product sales. License fees under the Victoriaville and Vic trademarks were $167,258 and $157,126 in 1994 and 1995, and $24,160 (unaudited) and $19,556 (unaudited) for the three months ended March 31, 1995 and 1996, respectively.

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

 3.  License agreements (continued):

     Effective April 30, 1996, pursuant to the terms of the Purchase Agreement, the existing Davtec license agreement was terminated, and USA Skate entered into an exclusive license agreement with the controlling shareholder of USA Skate. The April 1996 license agreement grants USA Skate the exclusive worldwide rights to the Victoriaville and Vic trademarks through February 2003, in return for royalties of 1% of net sales, as defined, which exceed $50,000,000 in the first contract year and $75,000,000 in subsequent years, subject to guaranteed minimum royalties of $3,000,000, to be paid in two $150,000 installments in February and June 1997, and $300,000 semi-annual installments beginning in December 1997, subordinated to a new credit facility obtained in April 1996 (Note 20). Upon the payment of $3,000,000 in royalties, all right, title and interest in and to the trademarks will vest to USA Skate.

     In 1995, Davtec entered into an agreement, which allows Davtec to manufacture and sell certain licensed hockey stick products in Canada, in return for license fees based on 2% of sales, as defined, from April 1995 through October 2002. License fees under this agreement were approximately $15,000 in 1995, and none (unaudited) for the three months ended March 31, 1996.

     Davtec manufactures hockey equipment under the Hespeler trademark. During 1994 and 1995, Davtec agreed to pay fees based on 2% of Hespeler sales, as defined, to the trademark owner. Fees related to Hespeler sales were approximately $38,000 and $53,000 in 1994 and 1995, respectively, and $5,000 (unaudited) and $5,070 (unaudited) for the three months ended March 31, 1995 and 1996, respectively.

 4.  Inventories:

     Inventories consist of:

                                     December 31,       March 31,
                                         1995              1996
                                     ------------      -----------
                                                       (Unaudited)

            Raw materials             $  649,321       $  706,778
            Work-in-process              272,616          198,900
            Finished goods             4,178,740        5,005,671
                                      ----------       ----------
                                      $5,100,677       $5,911,349
                                      ----------       ----------
                                      ----------       ----------

     The elements of cost in inventories include materials, labor and overhead.

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)


 5.  Property and equipment:

                                                 December 31,    March 31,
                                                     1995          1996
                                                 ------------   -----------
                                                                (Unaudited)

            Property and equipment consist of:
              Land                                $   26,995     $   27,221
              Building and improvements              790,143        796,529
              Machinery and equipment                946,546      1,022,049
              Office equipment and furniture         201,909        250,414
                                                  ----------     ----------
                                                   1,965,593      2,096,213
              Less accumulated depreciation          811,685        854,674
                                                  ----------     ----------
                                                  $1,153,908     $1,241,539
                                                  ----------     ----------
                                                  ----------     ----------

 6.  Significant concentrations and major customers:

     The Companies grant credit, generally without collateral, to customers in the retail sporting goods industry. The Companies' customers are not concentrated in any specific geographic region. Bad debt expense was approximately $213,000, and $202,000 in 1994 and 1995, respectively and $38,000 (unaudited) and $28,000 (unaudited) for the three months ended March 31, 1995 and 1996, respectively.

     During 1994 and 1995, approximately 23% and 27%, respectively, of the Companies' purchases were from one supplier, and for the three months ended March 31, 1995 and 1996, approximately 51% (unaudited) and 29% (unaudited) were from one supplier. Management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales which would affect operating results adversely.

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

7.   Notes payable, bank:

     At December 31, 1995, USA Skate had $2,673,479 of borrowings outstanding under a loan agreement with a bank, $2,394,867 (unaudited) at March 31, 1996, which are collateralized by substantially all of USA Skate's assets, $300,000 of liquid collateral provided by two shareholders of USA Skate, and personal guarantees of two shareholders of USA Skate. Additionally, $221,770 of shareholder loans are subordinated to the notes payable. Loans under the agreement bear interest at 1% above the bank's prime rate of 8.5% at December 31, 1995 and 8.25% (unaudited) at March 31, 1996 for working capital loans and 1.50% above the bank's prime rate for acceptances financing, and are due on demand. The agreement contains certain financial covenants and restrictions as to the payment of dividends.

     Subsequent to December 31, 1995, the bank notified USA Skate that it was not in compliance with certain financial covenants, and therefore, was in default on the loan agreement. The bank waived the default subject to the acquisition of the Companies by USA Skate Corporation, which occurred on April 30, 1996. Pursuant to terms of the Purchase Agreement, USA Skate Corporation paid the bank the indebtedness outstanding at April 30, 1996 and terminated the loan agreement. This loan agreement was replaced with a $5,000,000 credit facility with a new bank (Note 20).

     At December 31, 1995, Davtec had $2,589,789 outstanding under a line of credit agreement with a Canadian bank, $2,648,520 (unaudited) at March 31, 1996. Advances are based on 75% of qualifying accounts receivable, including USA Skate receivables, plus 50% of inventories, excluding work-in-process and net of accounts payable less than 30 days in inventory, with a maximum limit of $3,648,000. Loans under the Davtec line of credit agreement bear interest at the bank's prime rate plus 1%. The agreement contains provisions whereby Davtec may not, without prior consent, provide third parties with guarantees having precedence over the claims of the lender, pay dividends or bonuses or make any payments to any director, or effect any share redemptions. The agreement also contains certain financial covenants. Loans are collateralized by Davtec's accounts receivable, inventories, and personal guarantees of approximately $973,000 from the controlling shareholder of USA Skate.

     In March 1996, the bank notified Davtec that it was overdrawn on the line of credit and was deemed to be in default on the agreement. However, subject to certain terms and conditions of the April 30, 1996 Purchase Agreement, the bank agreed to waive the default and extend the line of credit through July 31, 1997 (Note 20).

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

 8.  Notes payable, related parties and other:

     At December 31, 1995 and March 31, 1996 (unaudited), notes payable, related parties, consist of $88,750 of non-interest bearing shareholder notes due on demand and $285,000 ($255,000, unaudited, at March 31, 1996) under notes issued in September 1994 to shareholders, management and affiliates of the Companies in connection with the acquisition of Davtec and the trademark licenses (Notes 2 and 3). The original amount of notes issued in September 1994 was $375,000, of which $90,000 was paid in 1995. These notes bear interest at 8%, and are due December 31, 1997.

     Notes payable, other, consist of a non-interest bearing note, due on demand, to a third party, issued in September 1994 in connection with the acquisition of Davtec and trademark licenses.

 9.  Accounts payable and accrued expenses:

     Accounts payable and accrued expenses consist of:

                                              December 31,    March 31,
                                                 1995           1996
                                              ------------   -----------
                                                             (Unaudited)

      Accounts payable                         $ 451,317      $458,917
      Accrued wages and employee benefits        189,414       281,292
      Commissions payable                        180,148        37,474
      Interest payable and other                  83,197        81,937
                                               ---------      --------
                                               $ 904,076      $859,620
                                               ---------      --------
                                               ---------      --------

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

10.  Long-term debt:

     Long-term debt consists of bank and other loans obtained by Davtec for land, building, machinery and equipment purchases. The loans bear interest at rates ranging from prime rate to prime plus 1.5%, and fixed rates of 8.38% to 11% and are generally collateralized by land, building, machinery and equipment as well as certain personal guarantees of the controlling shareholder of USA Skate. The loans are payable in aggregate monthly installments of approximately $21,000 and are due from 1996 through 2002. Aggregate long-term debt maturities are as follows:

            1996 (remaining nine months)                   $267,911
            1997                                            121,455
            1998                                             73,033
            1999                                             73,325
            2000                                             62,047
            Thereafter                                        3,573
                                                           --------
                                                           $601,344
                                                           --------
                                                           --------

11.  Receivables from related parties:

     During 1994 and 1995, the Companies made advances to a controlling shareholder of USA Skate, which are due on demand. The Companies also have certain notes and accrued interest payable to the controlling, and other shareholders of USA Skate. The net receivable balance of $80,792 ($55,646, unaudited, at March 31, 1996) consists of the following:

     a) A receivable of $447,160, ($417,160, unaudited, at March 31, 1996) which bears interest at 8%, due from the controlling shareholder of USA Skate, which represents amounts paid by USA Skate on behalf of the shareholder in connection with his acquisition of certain trademarks (Note 3).

     b) Advances of $137,900, ($137,900, unaudited, at March 31, 1996 which bear interest at 8%, and interest of $39,410 ($50,410, unaudited, at March 31, 1996 due from the controlling shareholder of USA Skate.

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

11.  Receivables from related parties (continued):

     c) Payables, which consist of $133,020 ($133,020, unaudited, at March 31,
        1996) of noninterest bearing shareholder notes due on demand, $63,816, ($63,816, unaudited, at March 31, 1996) of 8% and 9% shareholder notes due on demand, and $346,842 ($352,988, unaudited, at March 31, 1996) of royalties, interest and other due to the controlling shareholder of USA Skate.

     Subsequent to December 31, 1995, approximately $41,000 of the net receivable was satisfied through 1996 royalties due to the controlling shareholder. The remaining balance, of $40,000, was received in connection with acquisition of the Companies by USA Skate Corporation (Note 20).

12.  Facilities leases:

     The Companies lease certain facilities under non-cancelable operating leases. USA Skate leases its warehouse facilities under a five-year lease from its controlling shareholder, and Davtec leases office and factory space from unrelated third parties. Future minimum lease payments are as follows:

                              Related party     Other      Total
                              -------------   --------   --------
        1996 (remaining
         nine months)            $116,800     $ 34,300   $151,100
        1997                      155,800       33,200    189,000
        1998                      155,800       32,800    188,600
        1999                      155,800        9,500    165,300
        2000                      157,200                 157,200
                                 --------     --------   --------
                                 $741,400     $109,800   $851,200
                                 --------     --------   --------
                                 --------     --------   --------

     Total rent expense for 1994 and 1995 was approximately $117,000 and $152,000, respectively, and $38,573 (unaudited) and $52,240 (unaudited) for the three months ended March 31, 1995 and 1996.

13.  Profit sharing plan:

     On January 1, 1993, USA Skate established a profit sharing plan for its eligible employees. USA Skate's contributions are made at the discretion of USA Skate's Board of Directors, up to the lesser of 15% of eligible compensation or annual profits in excess of $10,000. The contribution for the year ended December 31, 1994 was $67,000. No contribution was made for 1995 or for the three months ended March 31, 1996 (unaudited).

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

14. Income taxes:

      The provisions (benefit) for income taxes consist of the following:

                                                              March 31,
                                                      -------------------------
                                1994       1995          1995          1996
                              --------   ---------    -----------   -----------
                                                      (Unaudited)   (Unaudited)
     Current:
       Federal                $471,000   $ 416,000      $(12,100)     $10,300
       State and local         131,000     117,000        (4,900)       2,700
       Foreign                 (88,000)     29,000
                              --------   ---------      --------      -------
                               514,000     562,000       (17,000)      13,000
                              --------   ---------      --------      -------
     Deferred:
       Federal                 (15,000)    (96,000)
       State and local          (4,000)    (27,000)
       Foreign                             (17,000)
                              --------   ---------      --------      -------
                               (19,000)   (140,000)
                              --------   ---------      --------      -------
       Income tax provision
        (benefit)             $495,000   $ 422,000      $(17,000)     $13,000
                              --------   ---------      --------      -------
                              --------   ---------      --------      -------


     A reconciliation of the statutory federal income tax rate to the Companies' effective income tax rates is as follows:

                                                          March 31,
                                                 --------------------------
                                 1994    1995        1995          1996
                                 ----    ----    -----------    -----------
                                                 (Unaudited)    (Unaudited)
     Statutory income tax
       expense (benefit)          34%     34%        (34)%           34%
     State and local income
       taxes                       9       9          (9)             9
     Foreign operations            4       1          (1)             1
     Other                         5       9          (9)             1
                                  --      --         ---             --
                                  52%     53%        (53)%           44%
                                  --      --         ---             --
                                  --      --         ---             --

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

14. Income taxes (continued):

    The following is a summary of the Companies' deferred tax assets and liabilities:

                                            December 31,   March 31,
                                               1995          1996
                                            ------------  -----------
                                                          (Unaudited)
      Deferred tax assets:
        Accounts receivable                  $ 81,900     $  81,900
        Inventories                            33,500        33,500
        Accrued expenses                       23,700        11,000
                                             --------     ---------
                                              139,100       126,400
      Valuation allowance                     (74,600)     (114,700)
                                             --------     ---------
                                               64,500        11,700
      Deferred tax liabilities:
        Undistributed foreign earnings        (64,500)      (11,700)
                                             --------     ---------
                                             $      -     $       -
                                             --------     ---------
                                             --------     ---------

     The valuation allowance increased by approximately $70,000 and $5,000 during the years ended December 31, 1994 and 1995, remained the same for the three months ended March 31, 1995 (unaudited) and increased by approximately $40,000 (unaudited) for the three months ended March 31, 1996.

15.  Foreign operations and export sales:

     Information about the Companies' operations in the U.S. and Canada for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995 and 1996 (unaudited) is as follows:

      Year ended
      December 31,             United                                Combined
         1994                  States      Canada     Eliminations     Total
      ------------           -----------  ----------  ------------  -----------
     Sales to unaffiliated
      customers              $ 9,477,486  $7,116,024                $16,593,510
     Intercompany sales          786,943   1,997,644  $(2,784,587)
                             -----------  ----------  -----------   -----------

     Net sales               $10,264,429  $9,113,668  $(2,784,587)  $16,593,510
                             -----------  ----------  -----------   -----------
                             -----------  ----------  -----------   -----------

     Income from operations  $ 1,532,757  $   28,633  $   (54,881)  $ 1,506,509
                             -----------  ----------  -----------   -----------
                             -----------  ----------  -----------   -----------

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

15.  Foreign operations and export sales (continued):

      Year ended
      December 31,             United                               Combined
         1995                  States      Canada    Eliminations     Total
      ------------           ----------  ----------  ------------  -----------

     Sales to unaffiliated
      customers              $7,547,053  $6,752,884                $14,299,937

     Intercompany sales         707,231   2,018,184  $(2,725,415)
                             ----------  ----------  -----------   -----------

     Net sales               $8,254,284  $8,771,068  $(2,725,415)  $14,299,937
                             ----------  ----------  -----------   -----------
                             ----------  ----------  -----------   -----------

     Income from operations  $1,065,090  $  565,607  $    14,234   $ 1,644,931
                             ----------  ----------  -----------   -----------
                             ----------  ----------  -----------   -----------

     Identifiable assets     $8,006,977  $6,175,585  $(3,303,434)  $10,879,128
                             ----------  ----------  -----------   -----------
                             ----------  ----------  -----------   -----------

     Three months ended        United                               Combined
      March 31, 1995           States      Canada    Eliminations     Total
     ------------------      ----------  ----------  ------------  -----------
         (Unaudited)

     Sales to unaffiliated
      customers              $1,104,765  $  711,910                 $1,816,675

     Intercompany sales          41,026     686,509   $(727,535)
                             ----------  ----------   ----------    ----------

     Net sales               $1,145,791  $1,398,419   $(727,535)    $1,816,675
                             ----------  ----------   ----------    ----------
                             ----------  ----------   ----------    ----------

     Income from operations  $   63,502  $   15,998   $  27,767     $  107,267
                             ----------  ----------   ----------    ----------
                             ----------  ----------   ----------    ----------

     Three months ended        United                               Combined
      March 31, 1996           States      Canada    Eliminations     Total
     ------------------      ----------  ----------  ------------  -----------
         (Unaudited)
     Sales to unaffiliated
      customers              $1,372,780  $  648,880                $ 2,021,660

     Intercompany sales           5,175     462,940  $  (468,115)
                             ----------  ----------  -----------   -----------

     Net sales               $1,377,955  $1,111,820  $  (468,115)  $ 2,021,660
                             ----------  ----------  -----------   -----------
                             ----------  ----------  -----------   -----------

     Income (loss) from
      operations             $  171,631  $  (32,665) $     8,201   $   147,167
                             ----------  ----------  -----------   -----------
                             ----------  ----------  -----------   -----------

     Identifiable assets     $7,190,089  $5,505,554  $(2,283,990)  $10,411,653
                             ----------  ----------  -----------   -----------
                             ----------  ----------  -----------   -----------

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

16.  Fair value of financial instruments:

     Statement of Financial Accounting Standards No. 107, "DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS," requires the Companies to disclose estimated fair values for its financial instruments, for which it is practicable to estimate fair value. The carrying value of long-term debt and long-term notes payable to a bank and related parties approximates the fair values at December 31, 1995 and March 31, 1996 (unaudited) because the instruments bear interest at current market rates. The carrying amounts of the Companies' other financial instruments approximates fair values primarily because of the short maturity of these instruments.

17.  Prior period adjustments:

     In preparing the combined financial statements, certain adjustments were necessary to correct for 1994 and prior year-end accounting entries that had previously been made incorrectly by USA Skate. The effect of these adjustments is to increase retained earnings at January 1, 1994 by $10,570, $6,340 net of applicable income taxes, and to increase income for the year ended December 31, 1994, from what was previously reported by USA
     Skate, by $275,300, $165,195 net of applicable income taxes. These errors have been corrected by retroactively restating the combined financial statements for the prior years.

18.  Litigation:

     The Companies are involved in various routine litigation incidental to the Companies' business. Many of these proceedings are covered in whole or in part by insurance. At December 31, 1995 and March 31, 1996 (unaudited), management does not believe that the Companies' potential exposure related to these matters would have a material adverse effect on the Companies' financial position or results of operations.

19.  Shareholders' equity:

     At December 31, 1995, and March 31, 1996 (unaudited) common stock consists of:

     USA Skate common stock, $0.10 par value,
       100 shares authorized and outstanding                 $10
     McMartin common stock, no par value,
       100 shares authorized and outstanding                   8
                                                             ---
                                                             $18
                                                             ---
                                                             ---

           THE COMPANIES BEING ACQUIRED BY USA SKATE CORPORATION

                 YEARS ENDED DECEMBER 31, 1994 AND 1995
        AND THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

20.  Acquisition by USA Skate Corporation:

     Effective April 30, 1996, USA Skate and its subsidiaries were acquired by USA Skate Corporation, a majority owned subsidiary of California Pro Sports, Inc., pursuant to terms of the Purchase Agreement, which include various provisions relating to the Companies' trademark licenses, bank debt and other agreements. The existing Victoriaville and Vic trademark license agreements were terminated, and USA Skate entered into a license agreement with the former controlling shareholder of USA Skate for the exclusive worldwide rights to the Victoriaville and Vic trademarks (Note 3).

     USA Skate Corporation paid the outstanding indebtedness of USA Skate owed to a bank as of April 30, 1996 (Note 7), and posted cash collateral for outstanding letters of credit and bankers acceptances. USA Skate Corporation received statements terminating all security interests related to this indebtedness, and the former controlling shareholder of USA Skate was released from guarantees and collateral.

     In connection with the termination of the existing loan agreement, USA Skate entered into a new loan agreement with a bank for advances up to 75% of qualifying accounts receivable, 50% of qualifying inventories and 50% of outstanding letters of credit, with a maximum limit of $5,000,000, which expires in May 1999. Loans under the agreement bear interest at 1% above the bank's prime rate and are due on demand. The loan agreement provides for financing fees of $100,000 upon initial disbursement and $50,000 annually. The agreement contains certain financial covenants and restrictions regarding payment of dividends, officers' compensation and consulting fees, as well as restrictions on USA Skate's loans and investments. Loans are collateralized by substantially all of USA Skate's assets and are guaranteed by USA Skate Corporation and certain of its affiliates and shareholders.

     USA Skate Corporation made a capital contribution of $500,000 to Davtec, and the former controlling shareholder of USA Skate paid Davtec $165,000 in return for a $125,000, 8% promissory note due December 31, 1996 and payment of a $40,000 outstanding receivable. The proceeds of $665,000 were used to reduce Davtec's indebtedness to the Canadian bank (Note 7). In connection with the payments, and subject to certain other terms and conditions, the Canadian bank agreed to extend the existing line of credit with Davtec through July 31, 1997.

     USA Skate entered into a one year employment agreement with the former controlling shareholder of USA Skate, that provides for annual compensation of $90,000.

                CALIFORNIA PRO SPORTS, INC. AND SUBSIDIARIES
                       UNAUDITED CONDENSED PRO FORMA
                     CONSOLIDATED FINANCIAL STATEMENTS
                       YEAR ENDED DECEMBER 31, 1995
                     THREE MONTHS ENDED MARCH 31, 1996


In May 1996, California Pro Sports, Inc. (the Registrant) through USA Skate Corporation ("USA"), a newly formed majority owned subsidiary, acquired USA Skate Co., Inc. and its subsidiaries in a transaction accounted for as a purchase. The significant subsidiaries of USA Skate Co., Inc. ("USA Skate") are Les Equipements Sportifs Davtec Inc. ("Davtec") and 811300 Ontario Inc. (d/b/a McMartin Hockey Protection) ("McMartin"). USA Skate, Davtec and McMartin are collectively referred to as the "Companies" or the "Companies Being Acquired by USA Skate Corporation." The accompanying unaudited pro forma consolidated balance sheet as of March 31, 1996 gives effect to the acquisition as if the transaction had been consummated on March 31, 1996. The accompanying pro forma consolidated statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 give effect to the acquisition as if the transaction had been consummated on January 1, 1995.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Companies Being Acquired by USA Skate Corporation (included herein) and those of the Company. The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position of the Company had the acquisition occurred on March 31, 1996. Nor do the unaudited pro forma financial statements purport to be indicative of the results of operations that actually would have occurred had the acquisition occurred on January 1, 1995 or to project the Company's financial position or results of operations for any future period.
USA Skate Corporation has entered into a non-binding letter of intent with an underwriter for a proposed public offering of its common stock which, if completed, would reduce California Pro Sports, Inc.'s ownership interest in USA Skate Corporation to less than 50%.

                CALIFORNIA PRO SPORTS, INC. AND SUBSIDIARIES
          UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                               MARCH 31, 1996

                                             California            Pro forma             Pro forma
                                          Pro Sports, Inc.        adjustments          consolidated
                                          ----------------        -----------          ------------
Cash                                         $   16,567           $ 4,656,600 (1)      $   624,143
                                                                   (4,049,024)(2)
Accounts receivable                           2,799,775             1,955,875 (2)        4,755,650
Receivables from related parties                318,958                15,646 (2)          334,604
Inventories                                   3,418,686             5,911,349 (2)        9,330,035
Other current assets                            457,769               236,235 (2)          694,004
                                             ----------           -----------           -----------

      Total current assets                    7,011,755             8,726,681            15,738,436
                                             ----------           -----------           -----------

Property and equipment                          902,260             1,241,539 (2)         2,143,799
Intangible assets                             1,657,812               236,800 (1)         9,081,894
                                                                    4,074,047 (2)
                                                                    3,113,235 (3)
                                             ----------           -----------           -----------

                                              2,560,072             8,665,621            11,225,693
                                             ----------           -----------           -----------

                                             $9,571,827           $17,392,302           $26,964,129
                                             ----------           -----------           -----------
                                             ----------           -----------           -----------




                                            (Continued)

                CALIFORNIA PRO SPORTS, INC. AND SUBSIDIARIES
     UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                               MARCH 31, 1996

                                                    California          Pro forma           Pro forma
                                                 Pro Sports, Inc.      adjustments         consolidated
                                                 ----------------      -----------         ------------
Current portion of long-term debt                                      $   267,911 (2)      $   267,911
Short term notes payable                            $2,927,904           2,515,000 (1)       11,492,463
                                                                         6,049,559 (2)
Related party notes payable                                              1,080,000 (1)        1,080,000
Accounts payable and accrued expenses                2,045,296             336,800 (1)        4,473,110
                                                                         2,091,014 (2)
                                                    ----------         -----------          -----------

   Total current liabilities                         4,973,200          12,340,284           17,313,484
                                                    ----------         -----------          -----------

Long-term debt, net of current portion                                     333,433 (2)          333,433
Notes payable, related parties                                             343,750 (2)          343,750
License fees payable                                                     2,213,235 (3)        2,213,235
                                                    ----------         -----------          -----------

                                                                         2,890,418            2,890,418
                                                    ----------         -----------          -----------

Minority interest                                                          778,176 (4)          778,176
                                                    ----------         -----------          -----------

Shareholders' equity                                 4,598,627             961,600 (1)        5,982,051
                                                                           300,000 (2)
                                                                           900,000 (3)
                                                                          (778,176)(4)
                                                    ----------         -----------          -----------

                                                     4,598,627           1,383,424            5,982,051
                                                    ----------         -----------          -----------

                                                    $9,571,827         $17,392,302          $26,964,129
                                                    ----------         -----------          -----------
                                                    ----------         -----------          -----------


 See notes to unaudited condensed pro forma consolidated financial statements.

                 CALIFORNIA PRO SPORTS, INC. AND SUBSIDIARIES
      UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1996


                                          California          Pro forma           Pro forma
                                       Pro Sports, Inc.      adjustments         consolidated
                                       ----------------      ------------        ------------
Sales                                    $   1,786,675       $  2,021,660 (5)    $  3,808,335

Cost of sales                                1,435,396          1,278,461 (5)       2,713,857
                                         -------------       ------------        ------------
Gross profit                                   351,279            743,199           1,094,478
                                         -------------       ------------        ------------
Operating expenses
   Sales and marketing expenses                303,094            234,530 (5)         537,624
   General and administrative                  640,367            303,196 (5)       1,184,288
                                                                  204,725 (7)
                                                                   36,000 (8)
   License fees, related parties                                   19,556 (5)
                                                                  (19,556)(6)
   Rent expense, related parties                                   38,750 (5)          38,750
   Consulting expense, related parties          30,000                                 30,000
                                         -------------       ------------        ------------
                                               973,461            817,201           1,790,662
                                         -------------       ------------        ------------
Loss from operations                          (622,182)           (74,002)           (696,164)
                                         -------------       ------------        ------------
Other charges (credits):
   Interest expense                             75,941            118,361 (5)         336,877
                                                                  142,575 (6)
   Interest income and other                   (13,839)              (609)(5)         (14,448)
                                         -------------       ------------        ------------
                                                62,102            260,327             322,429
                                         -------------       ------------        ------------
Loss before income taxes and
   minority interest                          (684,284)          (334,329)         (1,018,613)

Income tax benefit                            (293,000)                              (293,000)
                                         -------------       ------------        ------------
Loss before minority interest                 (391,284)          (334,329)           (725,613)

Minority interest                                                (121,026)(9)        (121,026)
                                         -------------       ------------        ------------
Net loss                                 $    (391,284)      $   (213,303)       $   (604,587)
                                         -------------       ------------        ------------
                                         -------------       ------------        ------------
Net loss per share                       $       (0.10)                          $      (0.14)
                                         -------------                           ------------
                                         -------------                           ------------
Weighted average number of
   shares outstanding                        3,783,511            400,000 (3)       4,183,511
                                         -------------       ------------        ------------
                                         -------------       ------------        ------------



 See notes to unaudited condensed pro forma consolidated financial statements.

                 CALIFORNIA PRO SPORTS, INC. AND SUBSIDIARIES
      UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       YEAR ENDED DECEMBER 31, 1995


                                           California         Pro forma           Pro forma
                                        Pro Sports, Inc.     adjustments         consolidated
                                        ----------------     -----------         ------------
Sales                                    $  17,128,711       $ 14,299,937 (5)    $ 31,428,648
Cost of sales                               12,155,543          9,260,081 (5)      21,415,624
                                         -------------       ------------        ------------
Gross profit                                 4,973,168          5,039,856          10,013,024
                                         -------------       ------------        ------------
Operating expenses
   Sales and marketing expenses              2,049,709          1,403,135 (5)       3,452,844
   General and administrative                2,374,612          1,718,053 (5)       5,077,299
                                                                  144,000 (8)
                                                                  840,634 (7)
   License fees, related parties                                  157,126 (5)
                                                                 (157,126)(6)
   Rent expense, related parties                                  116,611 (5)         116,611
   Consulting expense, related parties         120,000                                120,000
                                         -------------       ------------        ------------
                                             4,544,321          4,222,433           8,766,754
                                         -------------       ------------        ------------

Income from operations                         428,847            817,423           1,246,270
                                         -------------       ------------        ------------

Other charges (credits):
   Interest expense                            313,183            801,323 (5)       1,684,797
                                                                  570,291 (6)
   Interest income and other                   (32,692)            48,713 (5)          16,021
                                         -------------       ------------        ------------
                                               280,491          1,420,327           1,700,818
                                         -------------       ------------        ------------

Income (loss) before income taxes
   and minority interest                       148,356           (602,904)           (454,548)

Income tax expense                             112,900                                112,900
                                         -------------       ------------        ------------

Income (loss) before minority interest          35,456           (602,904)           (567,448)

Minority interest                                                (218,251)(9)        (218,251)
                                         -------------       ------------        ------------

Net income (loss)                        $      35,456       $   (384,653)       $   (349,197)
                                         -------------       ------------        ------------
                                         -------------       ------------        ------------

Net income (loss) per share              $        0.01                           $      (0.09)
                                         -------------                           ------------
                                         -------------                           ------------

Weighted average number of
   shares outstanding                        3,599,320            400,000 (3)       3,999,320
                                         -------------       ------------        ------------
                                         -------------       ------------        ------------




 See notes to unaudited condensed pro forma consolidated financial statements.

                 CALIFORNIA PRO SPORTS, INC, AND SUBSIDIARIES
                       UNAUDITED CONDENSED PRO FORMA
                     CONSOLIDATED FINANCIAL STATEMENTS
                       YEAR ENDED DECEMBER 31, 1995
                    THREE MONTHS ENDED MARCH 31, 1996


The purchase method of accounting conforms the accounting policies followed by the consolidated entities. There were no accounting policy differences or other items which required adjustment in the unaudited pro forma consolidated financial statements.

Notes to the unaudited pro forma consolidated balance sheet:

1. To reflect the initial formation of USA Skate Corporation (USA) including the private placement of $1,061,600 of USA common stock and $2,515,000 of 9% convertible promissory notes, the issuance of $1,080,000 of 9% notes payable to certain officers/shareholders, and the accrual of $100,000 of costs related to the stock placement and $236,800 of costs related to the debt placement.

2. To reflect the acquisition of all of the issued and outstanding common stock of USA Skate Co., Inc. (USA Skate) with the consideration given consisting of cash of $3,650,000, a $1,050,000 8% note payable, common stock of USA valued at $300,000, and finders fees, debt guarantee fees and other acquisition costs of $1,250,000 (of which $809,700 is accrued and $440,300 was paid in cash). This adjustment also reflects a $665,000 payment on Davtec's bank debt that was required to be made in connection with the acquisition. Funding for the bank debt payment consisted of cash of $500,000, an 8% $125,000 note payable, and a $40,000 reduction of a note receivable from the former controlling shareholder of USA Skate.

3. To reflect consulting and non-compete agreements entered into with the former controlling shareholder of USA Skate in consideration for the issuance of 400,000 shares of Cal Pro common stock, valued at $900,000, and to reflect USA entering into a license agreement for the use of certain trademarks owned by the former controlling shareholder of USA Skate in exchange for minimum royalty payments due on or before December 2001 with an imputed (9.5%) present value of $2,213,235.

4.   To reflect the 36% minority ownership interest of USA at March 31, 1996.

Notes to the unaudited pro forma consolidated statements of operations:

5. To include the results of operations of USA Skate as if the acquisition had occurred on January 1, 1995.

6. To record interest expense related to the $3,595,000 of formation debt, the $1,050,000 of acquisition debt, and the $125,000 former USA Skate shareholder note; to record interest savings related to the $665,000 reduction in Davtec bank debt; and to adjust expense for the terms of the new royalty agreement.

                 CALIFORNIA PRO SPORTS, INC, AND SUBSIDIARIES
                       UNAUDITED CONDENSED PRO FORMA
                     CONSOLIDATED FINANCIAL STATEMENTS
                       YEAR ENDED DECEMBER 31, 1995
                    THREE MONTHS ENDED MARCH 31, 1996


7. To record amortization of deferred costs, goodwill and other intangible assets resulting from the formation of USA and the acquisition of USA Skate. Goodwill and license costs are assumed to be amortized on the straight-line method over 25 years. Deferred debt issue costs are assumed to be amortized on the straight-line method over the term of the related debt. Other intangible assets (primarily costs of guarantee, consulting and non-compete agreements) are assumed to be amortized on the straight-line method over the three to ten year terms of the related agreement.

8. To record management fees to be paid to certain officers/shareholders of Cal Pro.

9. To reflect the 36% minority ownership interest of USA for the year ended December 31, 1995 and the three months ended March 31, 1996.